UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SUMMIT FINANCIAL SERVICES GROUP, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMMIT FINANCIAL SERVICES GROUP, INC.

980 N. Federal Highway, Suite 310

Boca Raton, Florida 33432

May 20, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Summit Financial Services Group, Inc., a Florida corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 22, 2005 at 11:00 a.m. Eastern Time at the Renaissance Boca Raton Hotel, 2000 NW 19th Street, Boca Raton, Florida.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Marshall T. Leeds
Marshall T. Leeds
Chairman of the Board, Chief Executive Officer and President

SUMMIT FINANCIAL SERVICES GROUP, INC.

980 N. Federal Highway, Suite 310

Boca Raton, Florida 33432

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 22, 2005

To Our Shareholders:

The Annual Meeting of Shareholders of the Company will be held on Wednesday, June 22, 2005 at 11:00 a.m. Eastern Time at the Renaissance Boca Raton Hotel, 2000 NW 19th Street, Boca Raton, Florida, for the following purposes, as described in the attached Proxy Statement:

1.	To elect or re-elect five members to the Company’s Board of Directors.

2.	To consider and act upon a proposal to increase the number of shares of common stock reserved for issuance under the Company’s 2000 Incentive Compensation Plan from 7,000,000 shares to 12,000,000 shares.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 6, 2005 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Steven C. Jacobs
Steven C. Jacobs
Executive Vice President, Chief Financial Officer and Secretary

Boca Raton, Florida

Date: May 20, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

SUMMIT FINANCIAL SERVICES GROUP, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

Summit Financial Services Group, Inc. (“Summit” or “the Company”) is furnishing you this Proxy Statement on behalf of its Board of Directors to solicit proxies for its Annual Meeting of Shareholders, and any adjournments or postponements of the Annual Meeting. We plan to hold the meeting on June 22, 2005 at 11:00 a.m. Eastern Time at the Renaissance Boca Raton Hotel, 2000 NW 19th Street, Boca Raton, Florida 33431. We first mailed these proxy materials to our shareholders on or about May 20, 2005. The Company’s annual report on Form 10-KSB, including audited financial statements for the fiscal year ended December 31 2004 (the “Annual Report”), is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting materials. The Company’s principal executive offices are located at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.

Matters To Be Considered at the Annual Meeting

At the meeting, holders of Summit common stock will consider and vote upon proposals to:

•	elect or re-elect five nominees to Summit’s Board of Directors;

•	approve an amendment to Summit’s 2000 Incentive Compensation Plan increasing in the number of shares of common stock reserved for issuance under the Plan from 7,000,000 shares to 12,000,000 shares;

•	conduct any other business that properly comes before the meeting.

Outstanding Shares; Voting Rights

The Board of Directors has set the close of business on May 6, 2005 as the record date for determining shareholders of Summit entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 28,195,080 shares of common stock issued and outstanding, all of which may be voted on each matter to be presented at the Annual Meeting on the basis of one vote for each share held. A majority of these shares of common stock represented at the meeting in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, there were 125,000 shares of non-voting convertible preferred stock outstanding.

In determining the presence of a quorum at the Annual Meeting, abstentions will be counted, and broker or nominee non-votes (instances where brokers or nominees are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will not. As to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved. Directors or nominees are elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast at the meeting is required for approval of the amendment to Summit’s 2000 Inventive Compensation Plan, and any other business that properly may be submitted to the vote of the shareholders at the Annual Meeting.

As of the record date, the directors and executive officers of Summit beneficially owned (which includes shares for which a director and executive officer holds a proxy but does not own) 9,534,927 shares of outstanding Summit common stock, representing 33.8% of the shares entitled to vote at the Annual Meeting. Such persons have indicated to us that they intend to vote all of their shares of common stock in favor of all proposals set forth in this document. Further, Antares Capital Fund III Limited Partnership has agreed to vote its 4,000,000 shares (or approximately 14.2% of the shares entitled to vote at the Annual Meeting) in favor of all of the proposals set forth in this document. Consequently, it is anticipated that the owners of a total of 13,534,927 shares, or approximately 48% of the shares entitled to vote at the Annual Meeting, will vote for all proposals set forth in this document.

Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting and any adjournments or postponements thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted (a) FOR the election of all five nominees for director, (b) FOR the proposal to increase the number of shares of common stock reserved for issuance under Summit’s 2000 Incentive Compensation Plan from 7,000,000 shares to 12,000,000 shares, and (c) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

Revocability of Proxies

If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•	delivering a notice of revocation or delivering a later dated proxy to the attention of Steven C. Jacobs, Executive Vice President, Chief Financial Officer and Secretary, Summit Financial Services Group, Inc., 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432;

•	submitting a proxy with a later date prior to the Annual Meeting; or

•	appearing at the Annual Meeting, revoking the proxy and voting in person.

Attendance at the Annual Meeting will not in and of itself revoke a proxy that you submitted prior to the meeting.

Solicitation of Proxies

The enclosed proxy is solicited on behalf of Summit’s Board of Directors. Summit will bear the cost of the solicitation of proxies from its shareholders and will solicit proxies by mail. In addition, the directors, officers and employees of Summit may solicit proxies from shareholders by telephone, in person or any other lawful means. Summit will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and Summit will reimburse them for reasonable out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of April 30, 2005 with respect to the beneficial ownership of common stock by: (i) each executive officer named in the Summary Compensation Table; (ii) each director; (iii) each shareholder known by us to be the beneficial owner of more than 5% of the Company’s common stock; and (iv) all executive officers and directors as a group.

Name of Beneficial Owner(1)	No. of shares		Percentage(2)
Marshall T. Leeds	15,354,927	(3)	44.8%
Richard Parker (4)	3,426,927	(4)	11.9%
Steven C. Jacobs	1,057,250	(6)	3.6%
Sanford B. Cohen	40,000	(7)	*
Paul D. DeStefanis	220,000	(8)	*
William L. Harvey	20,000	(9)	*
Antares Capital Fund III Limited Partnership (10)	4,000,000		14.2%
The Equity Group Inc. Profit Sharing Plan & Trust (11)	1,600,000	(11)	5.7%

All executive officers and directors as a group (5 persons)	16,692,177	(12)	47.2%

*	Represents less than 1% of the issued and outstanding common stock of the Company.

(1)	Unless otherwise noted, the address of each person or entity listed is Summit Financial Services Group, Inc., 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.

(2)	Based on 28,195,080 shares outstanding on February 28, 2005, and additional shares deemed to be outstanding as to a particular person in accordance with the following applicable rules of the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are exercisable within 60 days of the date of February 28, 2005, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Includes: (a) 6,400,000 shares of common stock; (b) 5,600,000 issuable pursuant to options exercisable within the next 60 days; and (c) 3,354,927 shares of common stock beneficially owned by Mr. Parker but for which Mr. Leeds has sole voting power pursuant to a Shareholders’ Voting Agreement and Irrevocable Proxy, which shares include: (i) 2,854,927 outstanding shares beneficially owned by Mr. Parker; and (ii) 500,000 shares issuable pursuant to stock options exercisable within the next 60 days.

(4)	Includes: (i) 2,357,252 shares of common stock; (ii) 462,675 shares owed jointly with his spouse; (iii) 27,000 shares owned by his spouse; (iv) 500,000 shares issuable pursuant to stock options exercisable within the next 60 days; and (v) 80,000 shares he and/or his spouse control as trustees of two foundations and a trust. Mr. Parker’s address is 417 Magnolia Avenue, Melbourne Beach, Florida 32951.

(5)	Omitted.

(6)	Includes 80,000 shares of common stock, 537,250 shares issuable pursuant to stock options exercisable within the next 60 days, and 440,000 shares issuable pursuant to currently exercisable warrants.

(7)	Includes 40,000 shares issuable pursuant to stock options exercisable within the next 60 days.

(8)	Includes 200,000 shares of common stock and 20,000 shares issuable pursuant to stock options exercisable within the next 60 days.

(9)	Includes 20,000 shares issuable pursuant to stock options exercisable within the next 60 days.

(10)	Address: 7900 Miami Lakes Drive West, Miami Lakes, Florida 33016. Antares Capital Fund III Limited Partnership (“ACF”) is a Delaware limited partnership whose general partner is Antares Capital Partners III, L.L.C. (“ACP”), a Florida limited liability company. As the general partner, ACP has sole voting authority over ACF’s investments. The managing partners of ACP are Jonathan I. Kislak and Randall Poliner.

(11)	Address: 800 Third Avenue, 36th Floor, New York, NY 10022. The co-trustees of the Equity Group Inc. Profit Sharing Plan & Trust are Robert Goldstein and Loren Mortman, either of whom has voting authority over the Trust’s investments. Also, Ms. Mortman and her spouse jointly own 200,000 shares of common stock.

(12)	Includes 7,141,250 shares issuable pursuant to stock options and warrants which are exercisable within the next 60 days.

Voting Agreements and Agreements Related to Corporate Governance.

As discussed in footnote 3 above, Marshall T. Leeds has voting control over certain shares of common stock beneficially owned by Richard Parker and/or his spouse pursuant to a Shareholders’ Voting Agreement and Irrevocable Proxy dated May 22, 2002 between Richard Parker and his spouse, and Mr. Leeds. The voting agreement is terminable on the earlier of (a) May 22, 2007, (b) the date Mr. Leeds is no longer an executive officer or director of Summit or (c) the occurrence of certain change of control events.

When Antares Capital Fund III Limited Partnership (“Antares”) purchased 4,000,000 shares common stock of Summit on April 11, 2003, it entered into a Stock Purchase Agreement with Summit and a Co-Sale and Voting Rights Agreement with Marshall T. Leeds. Under those agreements, Antares has certain rights relating to corporate governance matters for so long as Antares owns 2,000,000 of the original 4,000,000 shares it purchased. Such rights include:

•	the right to appoint or nominate for election a director, which director would also serve on the compensation and audit committees; and further, Mr. Leeds agreed to vote in favor of such appointment or election;

•	the right to have a representative present at meetings of the Board and its committees, which right includes the same access to the Company’s records as a board member would have;

•	majority approval by the independent directors of certain stock purchases, if any, under $0.25 per share by Mr. Leeds, and if so approved, Antares has the right to participate with Mr. Leeds on a pro-rata basis;

•	the right to participate on a pro-rata basis in any sale of the Company’s stock by Mr. Leeds on the same terms and conditions as any such proposed sale.

Although Antares has a right to designate a nominee to our Board of Directors, it has not done so and has not indicated to us when or if it will do so.

PROPOSAL 1 – ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Our Board of Directors will submit to the shareholders for their vote at the Annual Meeting a slate of directors comprising five nominees, all currently directors.

Nominees

The bylaws of Summit provide that the number of directors may be fixed from time to time by resolution of the Board of Directors, which number shall not be less than one. The number of directors is currently fixed at five. The bylaws provide that vacancies occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by the shareholders of Summit. Summit’s executive officers serve at the discretion of the Board of Directors and are elected by the Board of Directors annually.

Under agreements between Antares, Summit and Mr. Leeds, Antares has the right to designate a nominee to the Board of Directors. As of the date of this document, Antares has not designated a person to serve on the Board of Directors and has not indicated whether it will do so in the future. However, at such time as Antares designates a representative to serve on the board, the Board of Directors may increase the number of directors and appoint the Antares designee in accordance with Summit’s bylaws.

Each director elected at the Annual Meeting will serve for a term expiring at the next Annual Meeting of shareholders or until a successor has been duly elected and qualified. Marshall T. Leeds, Sanford B. Cohen, Steven C. Jacobs, Paul D. DeStefanis and William L. Harvey have been nominated as directors to be elected by the shareholders at this Annual Meeting, and proxies will be voted for all five nominees, absent contrary instructions. All nominees are currently directors of Summit. The biographical information regarding the nominees for election as directors of Summit is set forth under “Executive Officers and Directors” below.

The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that a nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL NOMINEES FOR DIRECTORS.

Executive Officers and Directors

Marshall T. Leeds, Chairman of The Board, Chief Executive Officer and President (49). Mr. Leeds was elected Summit’s President, and re-elected its Chairman and Chief Executive Officer, on February 26, 2004. He holds the same offices and board membership with Summit Brokerage Services, Inc. (“Summit Brokerage”), the Company’s operating subsidiary. Mr. Leeds acquired a controlling interest in Summit on May 22, 2002 whereupon he became its Chairman and Chief Executive Officer. From March 22, 2002 to May 22, 2002, Mr. Leeds was

engaged by Summit as its Director of Recruiting. Between October 2001 and March 2002, Mr. Leeds was a private investor. Prior thereto, Mr. Leeds served, between January 2001 and September 2001, as Chairman and Chief Executive Officer of First Union Securities Financial Network, Inc. Prior to joining First Union, Mr. Leeds served, between December 1983 and December 2000, as Chairman, President and Chief Executive Officer of JWGenesis Financial Corp. and its predecessor. JWGenesis Financial Corp. was acquired by First Union Securities Financial Network, Inc. on January 1, 2001. Mr. Leeds is a past Chairman of the Regional Investment Bankers Association, Inc. and also serves on the Independent Contractor Firm Committee of the Securities Industry Association.

Steven C. Jacobs, Executive Vice President, Chief Financial Officer, Secretary and a Director (44). Mr. Jacobs has been a director of Summit since May 22, 2002. He became its Executive Vice President in February 2003, and assumed the additional duties of Chief Financial Officer and Secretary in May 2003. He is also a director of and holds the same offices with Summit Brokerage. Prior to joining Summit, Mr. Jacobs served, between October 2000 and January 2003, as the Managing Partner of Tucker Ridge Financial Partners, LLC, a private investment banking and financial advisory firm serving emerging growth and middle market companies. For the ten year period prior to founding Tucker Ridge in October 2000, Mr. Jacobs held several senior executive investment banking positions, including having served, between January 2000 and September 2000, as Managing Director for Union Atlantic, LLC and prior thereto, between March 1998 and December 1999, as Managing Director of Pinnacle Partners, LLC, a private investment banking and financial advisory firm that was acquired by Union Atlantic in December 1999. Immediately following his graduation from the University of Florida in 1982 with a Bachelors in Accounting, Mr. Jacobs held audit, tax and consulting positions with Deloitte & Touche, and subsequent thereto served as Manager of Tax and Special Projects for Microtel, Inc. Mr. Jacobs also served as Chief Financial Officer for Corporate Securities Group, Inc., an NASD member broker/dealer.

Sanford B. Cohen, Director (47). Mr. Cohen has been a director of Summit since May 22, 2002. Mr. Cohen also serves as a member of the compensation committee. He is also a director of Summit Brokerage. In 1985, Mr. Cohen founded Prescott Valley Broadcasting Co., Inc., owner of KPPV-FM and KQNA-AM radio stations in Prescott Valley, Arizona, and has been its President since its inception. From 1982 to 1984, Mr. Cohen was Vice President of National Phonecasting Co., a joint venture with Gannett Broadcasting Corp., a private company engaged in telephone broadcasting of financial information. Mr. Cohen received his B.A. degree in Economics in 1979 from Michigan State University.

Paul D. DeStefanis, Director (44). Mr. DeStefanis has been a director of Summit since February 26, 2004. Mr. DeStefanis also serves as a member of the compensation and audit committees. He is also a director of Summit Brokerage. Mr. DeStefanis has over twenty years of financial and accounting experience. Mr. DeStefanis is currently principal of Advanced Business Valuations, a business valuation and litigation support services firm he founded in 1990. Between 1994 and 1996, Mr. DeStefanis served, on a part time basis, as Chief Financial Officer and Treasurer of The Commonwealth Group, a merchant banking and corporate consulting firm. Prior thereto, between 1990 and 1994, Mr. DeStefanis served as Senior Vice President, Treasurer and Chief Financial Officer for Jillian’s Entertainment Corp., a diversified publicly held entertainment company. Between 1982 and 1990, Mr. DeStefanis held various positions with Deloitte & Touche. Mr. DeStefanis graduated from the University of Florida in 1982 with a BS in Accounting. In addition to being a Certified Public Accountant, he is an Accredited Business Valuator (AICPA designation), an Accredited Senior Appraiser (American Society of Appraisers designation) and a Certified Valuation Analyst (NACVA designation). Mr. DeStefanis is also a past member of the NACVA’S Education Board.

William L. Harvey, Director (49). Mr. Harvey has been a director of Summit since February 26, 2004. Mr. Harvey also serves as a member of the audit committee. He is also a director of Summit Brokerage. Mr. Harvey has over twenty-five years of financial and accounting experience. Mr. Harvey is currently Vice President for LNR Property Corporation. Prior thereto, between 1992 and 2003, Mr. Harvey was Executive Vice President and Chief Financial Officer for Pan Am International Flight Academy, a privately held provider of flight training services. Prior to joining Pan Am, Mr. Harvey was a partner at Deloitte & Touche where he served as a member of the Firm’s National Office SEC Services Department for two years. Mr. Harvey graduated from the Florida State University in 1977 with a BS in Accounting and he is also a Certified Public Accountant.

Gregory J. Bentley, Executive Vice President (Summit Brokerage Services, Inc.) (48). Mr. Bentley is a financial services executive with over 20 years experience focusing on strategic marketing and product development in the financial services industry. Mr. Bentley joined Summit Brokerage as Executive Vice President in April 2002. Prior to joining Summit Brokerage, Mr. Bentley acted as a master general agent for various insurance products. From 1999 to 2001, he was Senior Vice President, Director of Insurance, for JWGenesis Financial Corp., where he was responsible for developing the sales and marketing of annuities and other insurance products. Prior to joining that company, he served as President and Chief Operating Officer of Empire Financial Services, Longwood, Florida, from 1991 to 1999, responsible for operations and the development, sales and marketing of financial products. Prior to 1991, Mr. Bentley was Vice President and National Insurance Manger for Invest Financial Services, Tampa, Florida and Vice President of Empire Agency, Inc., Longwood, Florida, a subsidiary of Empire of America, FSB. Mr. Bentley received his B.A. in Business Administration in 1976 from State University College of New York.

Section 16(A) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 that were furnished to us, a Form 3 (initial statement of beneficial ownership) for each of William L. Harvey and Paul D. DeStefanis was not timely filed; a Form 4 (statement of changes in beneficial ownership) for each of Sanford B. Cohen and Steven C. Jacobs regarding option grants, and a Form 4 for Marshall T. Leeds regarding a modification of options, were not timely filed.

Board Meetings and Committees

Our Board of Directors held five meetings during Summit’s fiscal year ended December 31, 2004 and took action once by written consent. All directors, other than Messrs. Leeds and Jacobs, are independent under NASD Rule 4200(a)(15). No incumbent director attended less than 75% of the aggregate number of Board of Directors or committee meetings held during fiscal 2004. The Board of Directors has a compensation committee and an audit committee. It does not have a formal nominating committee, although Messrs. Leeds and Jacobs have informally served in that capacity.

Summit encourages all of its directors to attend the annual meeting of shareholders. The Company generally holds a Board meeting coincident with the annual meeting of shareholders to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors attended the last annual meeting of shareholders, which was held on February 26, 2004.

Compensation Committee. Paul D. DeStefanis and Sanford B. Cohen are currently the members of the compensation committee. The compensation committee is responsible for establishing the compensation of the Chief Executive Officer, including salary, bonuses, termination arrangements, stock options and other incentive compensation and executive officer benefits. The compensation committee met once in fiscal 2004. The report of the compensation committee is included below. Immediately after the Annual Meeting, Messrs. Paul D. DeStefanis and Sanford B. Cohen will be reappointed to the compensation committee by the Board. In addition to the foregoing persons, Summit has agreed to appoint a board member designee of Antares, assuming Antares elects to designate such an individual.

Audit Committee. The members of the audit committee are currently Paul D. DeStefanis and William L. Harvey. The primary purpose of the audit committee is to assist the Board of Directors in its oversight of Summit’s internal controls and financial statements and the audit process. In addition, the audit committee assists the Board of Directors in the selection of our independent auditors and the fees to be paid to the independent auditors. Messrs. DeStefanis and Harvey are considered “independent” as that term is defined in Rule 4200(a)(15) of the NASD. Further, the Board of Directors has determined that the audit committee, as required, has at least one financial expert, who is William Harvey. The audit committee met twice in fiscal 2004. The report of the audit committee is included below. Immediately after the Annual Meeting, Messrs. Paul D. DeStefanis and William L. Harvey will be reappointed to the audit committee by the Board. In addition to the foregoing persons, Summit has agreed to appoint to the audit committee a board member designee of Antares, assuming Antares elects to designate such an individual. A copy of the audit committee’s written charter is attached hereto as Exhibit A.

Nominating Committee. Although the Board does not have a formal nominating committee, Messrs. Marshall T. Leeds and Steven C. Jacobs are currently serving in that capacity informally. Neither Mr. Leeds nor Mr. Jacobs would be considered “independent” under NASD Rule 4200(a)(15). The Board intends to assess whether or not to establish a formal nominating committee within the near future or instead to leave that function within the purview of the Board of Directors for a period of time. The Board does not have a nominating committee charter.

We will consider proposed nominees for election to the Board of Directors whose names are submitted to Summit’s Secretary by shareholders; however, we do not have a formal process for that consideration. We have not to date adopted a formal process because we believe that the informal consideration process has been adequate given the Company’s size and given the historically small number of those proposals. We believe it is desirable to be flexible and open as to whom the Board might consider for board membership. Generally, however, Summit’s board member selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; ability to work as a constructive member of a team for the benefit of shareholders; network of contacts; and diversity of experiences, expertise and backgrounds among board members. Director nominees have normally been identified based upon suggestions by outside directors, management members and/or shareholders. Proposed nominees are not evaluated differently depending upon who has made the proposal. Summit has not to date paid any third party fee to assist in this process.

The Board of Directors intends to review periodically whether a more formal policy should be adopted. If a shareholder wishes to suggest a proposed name for consideration as a nominee for board membership at an annual meeting, the name of that nominee and related personal and other information as indicated in our bylaws should be forwarded to Summit, in care of the Company’s corporate Secretary, at least 120 days before the annual meeting to assure time for meaningful consideration by the Board. That time frame is shortened when the annual meeting is scheduled for a date that varies more than 30 days from the anniversary date of the last annual meeting. See also “Shareholder Proposals” for requirements for nominations for the next annual meeting.

Shareholder Communications to the Board

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board, the Board does not believe that a formal process is necessary. Written communications to the Board, or any member of the Board, may be sent to the Board, or the individual Board member, at the Company’s executive offices at 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432, and the Company will promptly circulate such communications to all members of the Board (or to those particular directors to whom such communication is specifically addressed). Such communications will be screened to the extent necessary in order to ascertain the intended recipients or appropriate recipients among the members of the Board.

Director Compensation

In serving on our Board, directors receive compensation of $350 for each meeting attended, as well as the grant of stock options from time to time at the discretion of our Board. Directors are also reimbursed for their reasonable expenses incurred in attending Board or committee meetings. Additional fees and options may be granted for chairing special committees, such as the audit committee. In connection with their service to the Company in 2004, each director received an option for 20,000 shares of common stock at an exercise price equal to the price of our common stock at date of grant.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the fiscal years ended December 31, 2002, 2003, and 2004 by our Chief Executive Officer and any executive officer who received compensation in excess of $100,000 during those years (each a “Named Executive Officer”):

SUMMARY COMPENSATION TABLE

	Fiscal Year	Annual Compensation(1)				Long-Term Compensation Awards		All Other Compensation
Name And Principal Position		Salary		Bonus		Securities Underlying Options
Marshall T. Leeds Chairman, Chief Executive Officer and President	12/31/04 12/31/03 12/31/02	$ $ $	79,167 50,000 35,000	$70,180 -0- -0-	(2)	40,000 -0- 5,600,000	(10) (5)	$ $	69,130 42,185 -0-	(3) (4)

Steven C. Jacobs Executive Vice President, Chief Financial Officer, Secretary and Director	12/31/04 12/31/03 12/31/02	$ $ $	105,833 89,583 20,000	$2,500 -0- -0-		90,500 645,000 45,000	(8) (6)	$ $	13,038 85,000 -0-	(9) (7)

(1)	The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officer where the aggregate amount of such compensation for the named executive officer is less than 10% of the total annual salary and bonus.

(2)	Includes $41,013 in bonus amounts accrued but not paid until 2005.

(3)	Represents primarily over-rides and an auto allowance. Pursuant to Mr. Leeds’ new employment agreement, which agreement commenced in May 2004, Mr. Leeds no longer receives over-rides. See “Employment Agreements.”

(4)	Represents automobile allowance and over-rides pursuant to Mr. Leeds’ employment agreement.

(5)	Represents 5,600,000 options granted in 2002 that are exercisable at $0.25 per share until March 22, 2012. These options, of which 7,000,000 were originally granted, with 1,400,000 being previously exercised, were granted outside of the Company’s 2000 Incentive Compensation Plan. The closing price of a share of the Company’s common stock as reported on the OTC Electronic Bulletin Board on March 15, 2002, the last date the stock was traded before the option was granted, was $0.20 per share.

(6)	Represents 600,000 options at an exercise price of $0.45 per share and 45,000 options at exercise prices ranging from $0.40 to $0.50 per share.

(7)	Represents compensation paid to Mr. Jacobs in connection with the Company’s private placements consummated on March 19, 2003 and April 11, 2003. Amount does not include the value of 440,000 common stock purchase warrants issued to Mr. Jacobs, which warrants have a term of 5 years and an exercise price per share of $0.30. Amount also does not include the value of 80,000 shares of common stock issued to Mr. Jacobs, which shares were valued at $0.25 per share at the time of their issuance.

(8)	Represents 90,500 options with an exercise price of $0.40 per share.

(9)	Represents primarily employee benefits in the form of health insurance.

(10)	Represents 40,000 options with an exercise price of $0.40 per share.

Stock Options Granted in Fiscal 2004

The following table sets forth certain information concerning options granted, or required to be granted, during fiscal 2004 to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004		Exercise or Base Price per Share		Fair Market Value on Date of Grant	Expiration Date
Marshall T. Leeds	40,000	2.3%			$0.40	-0-	12/31/2014

Steven C. Jacobs	44,000 40,000 6,500	2.5 2.3 0.4	% % %	$ $ $	0.40 0.40 0.40	-0- -0- -0-	06/01/2014 12/31/2014 12/31/2014

Aggregate Stock Option Exercises and Year-End Option Value Table

The following table sets forth certain information concerning option exercises in fiscal 2004, the number of stock options held by the Named Executive Officers as of December 31, 2004 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options Held at Fiscal Year-End(#)			Value of Unexercised In- the-Money Options at Fiscal Year-End(1)
Name			Exercisable		Unexercisable	Exercisable	Unexercisable
Marshall T. Leeds	-0-	-0-	5,600,000		40,000	$840,000	-0-
Steven C. Jacobs	-0-	-0-	396,250	(2)	384,250	-0-	-0-

(1)	Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. The closing sale price for the Company’s common stock as reported by NASDAQ Trading and Market Services on December 31, 2004 was $0.40 per share. Value is calculated by multiplying (a) the difference between $0.40 and the option exercise price by (b) the number of shares of common stock underlying the option.

(2)	Does not include warrants held by Mr. Jacobs that entitle him to purchase up to 440,000 shares of our common stock at a price of $0.30 per share.

Employment Agreements

The Company entered into an employment agreement (the “Employment Agreement”) with Marshall T. Leeds commencing May 2004 for the continuation of his services as its Chairman of the Board, Chief Executive Officer, and President. The Employment Agreement will expire on December 31, 2006, subject to automatic renewal for successive one-year terms unless either party gives six month’s notice otherwise. The Employment Agreement also contains conditional provisions for earlier termination by the parties. Under the Employment Agreement, Mr. Leeds receives a base annual salary of $100,000, together with a guaranteed annual bonus in the amount of $50,000. Additionally, Mr. Leeds annually earns incentive compensation in the form of: (i) a discretionary cash bonus of up to $50,000 and (ii) a non-discretionary bonus equal to 10% of the Company’s Earnings (as such term is defined within the Employment Agreement), or $200,000, whichever is less. The Employment Agreement also extended the exercise period of those options issued to Mr. Leeds in connection with the execution of his prior employment agreement (dated March 22, 2002) from December 31, 2007 to March 22, 2012. In addition, Mr. Leeds is eligible to participate in employee benefit plans, including, among other things, the awarding of options for his service on the Company’s executive committee in the same amount as such options are granted to other committee members. For the added protection of the Company, the Employment Agreement contains various provisions that would (in the absence of specific, exceptional circumstances) prevent Mr. Leeds, for a period of one year following the termination of his employment, from using the Company’s confidential information and from engaging in activities interfering or competing with the Company’s businesses.

2000 Incentive Compensation Plan

Our 2000 Incentive Compensation Plan (the “Plan”) was approved by our Board of Directors and shareholders in 2000. Our Plan is currently administered by the Company’s Board of Directors. The Plan provides for the grant of options (incentive and non-statutory), stock appreciation rights and restricted stock to officers, directors, employees and independent contractors capable of contributing to the Company’s performance. As of December 31, 2004, the Company had reserved an aggregate of 7,000,000 shares of common stock for grants under the Plan, pursuant to an amendment to the Plan approved by the shareholders in February 2004. As of December 31, 2004, the Company had issued, or committed to issue, options for a total of 5,539,498 under the Plan, leaving a total of 1,460,502 options available for future grants. Incentive stock options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1986, as amended. Options have a term of ten years, unless earlier terminated in accordance with the provisions of the Plan and applicable stock option agreements. In general, options issued under the Plan must be exercised within 90 days of an employee’s disassociation from the Company. The exercise prices of the options range from $0.34 per share to $2.50 per share, and generally have scheduled vesting. Upon expiration of unexercised options, the unexercised shares subject to such options will again be available for purposes of the Plan.

For a more detailed summary of the Plan, please refer to the description under “Proposal 2 – Amendment to the Company’s 2000 Incentive Compensation Plan.”

Options Granted Outside of Our 2000 Incentive Compensation Plan

As of December 31, 2004, we had outstanding options to purchase an aggregate of 6,653,159 shares of common stock with a range of exercise prices from $0.10 to $2.50 per share. Options for a total 5,600,000 shares expire on March 22, 2012, unless terminated earlier in accordance with their terms. All other non-plan options have a term of ten years from the date of grant unless otherwise terminated in accordance with their terms. In general, options granted outside the Plan must be exercised within 90 days of an employee’s disassociation from the Company. Of such outstanding options granted outside of our Plan, options for approximately 6,591,750 shares are immediately exercisable as of December 31, 2004.

Equity Compensation Plan Information

The following table summarizes share information about our equity compensation plans, including the 2000 Incentive Compensation Plan and non-plan equity compensation agreements as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved By Shareholders (1)	11,639,498	$0.37	1,460,502	(2)
Equity Compensation Plans Not Approved by Shareholders (3)	2,031,159	$0.45	-0-

Total	13,670,657	$0.38	1,460,502	(2)

(1)	Includes 5,539,498 shares subject to outstanding options under the 2000 Incentive Compensation Plan and 6,100,000 shares subject to non-plan option agreements outstanding as of December 31, 2004.

(2)	Represents shares available for award grants under the 2000 Incentive Compensation Plan as of December 31, 2004.

(3)	Includes 553,159 shares subject to non-plan option agreements outstanding as of December 31, 2004 and 1,478,000 shares issuable upon exercise of common stock purchase warrants issued in connection with the private placement of our securities in 2003 and 2004. Each of these warrants has an exercise price of $0.30 per share and vested immediately upon issuance.

Equity Compensation Plans Not Approved by Shareholders – Options. The equity compensation plans not approved by shareholders consist of total outstanding options for 553,159 shares of the Company’s common stock, which options were granted between 2000 and 2003. Options for 153,159 of these shares were issued prior to 2003 and have, with respect to options for approximately 96,000 shares, an exercise price of $2.50 per share, all of which have vested. Options for approximately 57,000 shares, having an exercise price of $1.00 per share, vest ratably over a five year period of time. We have also included herein a commitment, made in 2003, to issue up to 400,000 options at an exercise price of $0.45 per share, which options have a ten year term and vest (or have vested), with respect to 150,000 options, on February 3, 2004, and with respect to 125,000 options, on each of February 3, 2005 and 2006. The optionees may pay the exercise price with respect to their options either in cash, by check, with already owned shares of common stock of the Company that have been held by the optionee for at least six (6) months (or such other shares as will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or such other manner as provided in the agreements or as may otherwise be determined by the Company. The option agreements provide for appropriate adjustment of the number of shares subject to the options and the exercise price of the options in the event of any increase or decrease in the number of issued and outstanding shares of the Company’s capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Company has discretion to make appropriate anti-dilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company’s assets. The options are not assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option is exercisable only by the optionee. In general, the vested portion of an option must be exercised within 90 days from disassociation with the Company.

Equity Compensation Plans Not Approved by Shareholders – Warrants. We issued common stock purchase warrants for 1,478,000 shares of our common stock to brokers in connection with our two private common stock offerings consummated in 2003 and to certain administrative personnel. The warrants, which have a five year term commencing on either March 19, 2003 or April 11, 2003 and expiring on either March 18, 2008 or April 10, 2008, are exercisable at a price of $0.30 per share payable in cash or by check. The holders of the warrants have piggy-back registration rights under which they may include in certain registration statements of the Company the shares of common stock issuable upon exercise of the warrants, subject to certain rights of the Company to cut-back the number of shares to be included under specified circumstances and to delay the filing or effectiveness of any registration statement or withdraw the registration statement. The warrant agreements contain certain cross-indemnification provisions in connection with the resale of the shares by the holders. The warrants contain anti-dilution provisions under which the exercise price of the warrants and the number of shares of common stock issuable upon their exercise are subject to adjustment in the event of stock splits, stock dividends, and in the event of a merger, consolidation, reorganization or reclassification of the capital stock of the Company.

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Report of the Compensation Committee

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C of the Securities and Exchange Commission (the “Commission” or “SEC”) or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

General. Since February 26, 2004, the compensation committee of the Board of Directors has consisted of Messrs. Paul D. DeStefanis and Sanford B. Cohen. The compensation committee administers Summit’s executive compensation program, monitors corporate performance and its relationship to compensation for executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy. Summit has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve Summit’s business objectives and increase shareholder value. There are two major components of Summit’s compensation program: base salary and incentives, each of which is intended to serve the overall compensation philosophy.

Base Salary. Summit’s salary levels for executive officers, including its Chief Executive Officer, are intended to be consistent with competitive pay practices of similarly sized companies within the industry. In determining executive officers’ salaries, the compensation committee considers level of responsibility, competitive trends, the financial performance and resources of Summit, general economic conditions, as well as factors relating to the particular individual, including overall job performance, level of experience and prior service, ability, and knowledge of the job.

Incentives. Incentives consist of stock options and performance bonuses paid in cash. The compensation committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potential for financial gain from increases in Summit’s stock price. This approach closely aligns the best interests of shareholders and Registered Representatives, executives and employees. Therefore, executives and other employees and Registered Representatives are eligible to receive stock options, giving them the right to purchase shares of Summit’s common stock at a specified price in the future. Stock option grants are determined by Summit’s Board of Directors for all employees except the two most highly compensated, and as to those executives, the compensation committee determines stock options. The grant of options is based primarily on an individual’s potential contribution to Summit’s growth and profitability, as measured by the market value of Summit’s common stock.

Compensation of Chief Executive Officer. In fiscal 2004, the committee approved a new employment agreement for Summit’s Chief Executive Officer, Marshall T. Leeds, effective upon expiration of his prior employment agreement in May 2004. Mr. Leeds’ compensation under the new agreement consists of an annual base salary of $100,000 per year, together with a guaranteed annual bonus of $50,000. Additionally, Mr. Leeds will be entitled to receive incentive compensation in the form of: (i) a discretionary cash bonus of up to $50,000, and (ii) a non-discretionary bonus equal to the lesser of 10% of the Company’s earnings (as defined in the employment agreement), or $200,000. In connection with the execution of his employment agreement, the expiration date of Mr. Leeds’ existing option for 5,600,000 shares of common stock was extended from December 31, 2007 to March 22, 2012. During 2004, Mr. Leeds was granted an additional option for 40,000 shares of common stock at an exercise price of $0.40 per share along with other senior members of Summit’s management. For additional information about the agreement and Mr. Leeds’ compensation, see “Executive Compensation – Employment Agreements.”

Respectfully submitted,

THE COMPENSATION COMMITTEE

Sanford B. Cohen
Paul D. DeStefanis

Report of the Audit Committee

The following report of the Audit Committee, covering our fiscal year ended December 31, 2004, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission” or “SEC”) or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

The primary purpose of the audit committee is to assist the Board of Directors in its oversight of Summit’s internal controls and financial statements and the audit process. Summit does have an audit committee charter. The audit committee members are Messrs. Paul D. DeStefanis and William L. Harvey.

Management is responsible for the preparation, presentation and integrity of Summit’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Moore Stephens Lovelace, P.A., are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the audit committee has considered and discussed the audited financial statements with management. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented. The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as modified or supplemented, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee with regard to its oversight functions referred to below, the committee recommended to the Board of Directors that the audited financial statements be included in Summit’s annual report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Paul D. DeStefanis
William L. Harvey

Certain Relationships and Related Transactions

Until August 31, 2003, we leased approximately 5,000 square feet of office space for our headquarters from First America Living Trust, Inc., a company wholly-owned by Mr. Parker (“First America”), our former Vice Chairman, President and Chief Operating Officer. Lease payments totaled approximately $44,000 and $133,000 during 2003 and 2002, respectively. In addition to the lease payments described herein, the Company assigned certain fixed assets having a carrying value of approximately $35,000 in exchange for the forgiveness of approximately $18,000 due under the lease. The lease was terminated on August 31, 2003.

In connection with sales of common stock in our private placement made during 2003, Steven C. Jacobs, our Executive Vice President, Chief Financial Officer and a director, received warrants entitling him to purchase 440,000 shares of our common stock at an exercise price of $0.30 per share, 80,000 shares of our common stock, and $85,000 of cash compensation.

We believe that the terms of the foregoing arrangements were no less favorable to us than we could have obtained from non-affiliated third parties. We anticipate that all future transactions with our affiliates, if any, will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of disinterested directors.

PROPOSAL 2 – AMENDMENT TO THE COMPANY’S 2000 INCENTIVE COMPENSATION PLAN.

Our Board of Directors will submit to the shareholders for their vote at the Annual Meeting a proposal to amend our 2000 Incentive Compensation Plan (the “Plan”) to increase the number of shares of common stock available for grant under the plan from 7,000,000 shares to 12,000,000 shares. As of December 31, 2004, we had issued or had committed to issue a total of 5,539,498 options under the Plan.

Summit established the Plan in July 2000. The terms of the Plan provide for grants of stock options (incentive and non-statutory), stock appreciation rights (“SARs”) and restricted stock to employees and consultants of the Company capable of contributing to the Company’s performance.

The Company accounts for its stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. If options are granted to employees for services and other consideration with an exercise price below the fair market value of the common stock on the date of grant, the difference between the fair market value and the exercise price is charged to either stock-based compensation expense (where the options are issued for services previously performed) or unearned stock compensation (where the options are issued for services to be performed in the future). Stock-based compensation expense and any amortization of unearned stock compensation related to employees is included in employee compensation and benefits in the Company’s periodic statements of income and loss.

The Company accounts for its options issued to non-employees in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”). FAS 123 requires that options granted for services are to be recorded at fair market value at the date of grant, regardless of the exercise price of the options. The Company determines fair market value by using the Black-Scholes option pricing model. The fair market value is charged to stock-based compensation (where the options are issued for services previously performed) or unearned stock compensation (where the options are issued for services to be performed in the future). Stock-based compensation and any amortization of unearned stock compensation related to non-employees is included in professional expenses in the accompanying statements of income and loss.

Unearned stock compensation is recorded for options issued to either employees or non-employees for services to be rendered in the future and/or services for which future vesting requirements must be met. The Company amortizes any amounts recorded as unearned stock compensation on a pro-rata basis over the period in which the options are earned, which generally is the vesting period. Many of the Company’s registered representatives are independent, and are therefore considered non-employees by the Company for purposes of accounting for stock option activity.

FAS 123 and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” require the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company’s stock option plans had been determined in accordance with the fair value based method prescribed in FAS 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model. Statement of Financial Accounting Standards No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock-based employee compensation under Accounting Principles Board Opinion No. 25.

Amendment to the Plan

In April 2005, the Board of Directors approved, subject to approval of the shareholders, an amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan from 7,000,000 shares to 12,000,000 shares. As noted above, we have issued or committed to issue options for a total of 5,539,498 shares under the Plan. Option exercise prices range from $0.34 to $2.50, and generally the options are subject to vesting requirements. A copy of the entire text of the Plan, as proposed to be amended, is attached hereto as Exhibit B. The summary, set forth below, is qualified in its entirety by reference to the attached full text of the proposed revised Plan. Shareholders are encouraged to read the actual text of the Plan in its entirety.

In the opinion of our management, a sufficient reserve of shares must be available for Awards under the Plan for purposes of being able to attract and retain key employees, independent sales representatives, directors and consultants; provide an incentive for them to achieve long-range performance goals; and enable them to participate in the long-term growth of the Company. (As used herein, an “Award” is an option, SAR or restricted stock grant.)

Summary of Plan Terms

Administration. The Plan is administered by a committee designated by the Board consisting of not less than two directors (the “Committee”), each member of which must be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Committee. Subject to the terms of the Plan, the Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.

Shares Available for Awards; Annual Per-Person Limitations. Currently under the Plan, the total number of shares of common stock that may be subject to the granting of Awards under the Plan at any time during the term of the Plan is 7,000,000 shares, plus the number of shares with respect to which Awards previously granted under the Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any Awards or any tax withholding requirements.

The Plan limits the number of shares which may be issued pursuant to incentive stock options to 7,000,000 shares, which will increase to 12,000,000 shares upon approval of this Proposal 2 by shareholders at the Annual Meeting.

In addition, the Plan imposes individual limitations on the amount of certain Awards in part to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 200,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive Award or other cash Award in any fiscal year to any one participant is $2,000,000, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant is $5,000,000.

The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility. The persons eligible to receive Awards under the Plan are the officers, directors, employees and independent contractors of the Company and its subsidiaries. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan. As of May 1, 2005, approximately 190 persons were eligible to participate in the Plan.

Stock Options and SARs. The Committee or the Board is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise (or defined “change in control price” following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than 100% of the fair market value of a share of common stock on the date of grant. For purposes of the Plan, the term “fair market value” means the fair market value of common stock, Awards or other property as determined by the Committee or the Board or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee or the Board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least 6 months, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee or the Board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee or the Board. SARs granted under the Plan may include “limited SARs” exercisable for a stated period of time following a change in control of the Company, as discussed below.

Restricted and Deferred Stock. The Committee or the Board is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee or the Board. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee or the Board. An Award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The Committee or the Board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, Awards or otherwise as specified by the Committee or the Board.

Bonus Stock and Awards in Lieu of Cash Obligations. The Committee or the Board is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other Awards in lieu of Company obligations to pay cash under the Plan or other plans or compensatory arrangements, subject to such terms as the Committee or the Board may specify.

Other Stock-Based Awards. The Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board determines the terms and conditions of such Awards.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee or the Board. In addition, the Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of common stock or other Awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance Awards and annual incentive Awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance Award or annual incentive Award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

Subject to the requirements of the Plan, the Committee or the Board will determine performance Award and annual incentive Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance Awards, the Committee or the Board may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a fiscal year or performance period, the Committee or the Board will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise.

After the end of each fiscal year or performance period, the Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance Awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance Awards payable to participants in the Plan. The Committee or the Board may, in its discretion, determine that the amount payable as an annual incentive or performance Award will be reduced from the amount of any potential Award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other Awards or other property, in the discretion of the Committee or the Board. The Committee or the Board may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee or the Board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee or the Board is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Plan. The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee or the Board may, however, grant Awards in exchange for other Awards under the Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control. The Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee or the Board may provide in an Award agreement that the performance goals relating to any performance based Award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the Award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of the Company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. For purposes of the Plan, the term “change in control” generally means (a) approval by shareholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), or (b) a change in the composition of the Board such that the persons constituting the Board on the date the Award is granted (the “Incumbent Board”), and subsequent directors approved by the Incumbent Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its subsidiaries, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its subsidiaries.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the Plan will terminate at such time as no shares of common stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

Securities Act Registration

The Company intends in the future to register the shares of common stock available for Awards under the Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

Federal Income Tax Consequences of Awards

The Plan, as amended, is not qualified under the provisions of section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the Plan, as amended, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of the Company’s common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The Plan, as amended, provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an incentive stock option by delivering shares of Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Plan, as amended (e.g., if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within thirty (30) days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan, as amended, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights. The Company may grant SARs separate from any other Award (“Stand-Alone SARs”) or in tandem with options (“Tandem SARs”) under the Plan, as amended. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of Stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Stock on the day it is received over any amounts paid by the recipient for the Stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of Stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of Stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that options under the Plan will qualify as “performance-based compensation” that is fully deductible by the Company under Section 162(m).

Plan Benefits

The following table sets forth certain information as of December 31, 2004 regarding options granted during fiscal 2004 under the Plan to the persons and groups indicated.

	Stock Options
Name and Position or Group	Number of Options Granted	Value of Options Granted (1)
Marshall T. Leeds, Chairman, Chief Executive Officer and President	40,000	-0-
Steven C. Jacobs, Executive Vice President, Chief Financial Officer, Secretary and Director	90,500	-0-

All current executive officers as a group (2 persons)	130,500	-0-
All current directors who are not executive officers as a group (3 persons)	60,000	-0-
All employees, including all current officers who are not executive officers as a group (200 persons)(2)	1,606,648	$24,217

(1)	The dollar value is calculated by multiplying (a) the difference between $0.40 (the closing sale price of the Company’s common stock as reported on the OTC Electronic Bulletin Board on December 31, 2004) and the option exercise price by (b) the number of shares underlying the option.

(2)	Also included are the Company’s independent registered representatives.

The Company believes that Awards granted under the Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom Awards may be made are to be determined from time to time by the Committee or the Board in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Awards or the nature and terms of such Awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2000 INCENTIVE COMPENSATION PLAN FROM 7,000,000 SHARES TO 12,000,000 SHARES.

INDEPENDENT AUDITORS

The audit committee has renewed Summit’s arrangement with Moore Stephens Lovelace, P.A. to be the Company’s independent auditors for the fiscal year ending December 31, 2005. Shareholders are not being asked to approve such selection because such approval is not required under the Company’s bylaws or the Florida Business Corporation Act. A representative of Moore Stephens Lovelace, P.A. is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires, and will be available to answer appropriate questions.

Audit Fees. Moore Stephens Lovelace, P.A., our principal accountants, billed us an aggregate of $69,000 and $63,000 for each of the fiscal years ended December 31, 2004 and 2003, respectively, for fees and expenses for professional services rendered in connection with the audits of our financial statements for those fiscal years, reviews of the financial statements included in our quarterly reports on Form 10-QSB during such fiscal years, and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements during such fiscal years.

Audit-related Fees. Our principal accountants did not bill us any additional fees that are not disclosed under audit fees in the fiscal years ended December 31, 2004 and 2003 for assurance and related services that are reasonably related to the performance of our audit or review of our financial statements.

Tax Fees. Our principal accountants billed us $8,700 and $2,500 in fees and expenses for services performed relating to tax compliance, tax advice or tax planning in the fiscal years ended December 31, 2004 and 2003, respectively.

All Other Fees. Our principal accountants did not bill us any additional fees in the fiscal years ended December 31, 2004 and 2003 for products and services other than those products and services described above.

The audit committee has determined that the services provided by Summit’s independent auditors and the fees paid to them for such services has not compromised the independence of Summit’s independent auditors.

The audit committee has responsibility for appointing, setting compensation and overseeing the work of Summit’s independent auditor. The audit committee has not established pre-approved services and fees but instead the auditor’s services proposed by management and related estimated fees are reviewed and approved individually. The audit committee’s approval policy consists of having management submit to it for review and approval all audit services to be provided by the auditor for the next year’s audit and estimated fees for same. Permissible non-audit services and their estimated fees, as they are anticipated during the year, are presented to the audit committee by management for review and approval prior to engagement of the auditor for such services.

SHAREHOLDER PROPOSALS

Shareholders who, in accordance with Securities and Exchange Commission (SEC) Rule 14a-8, wish to present proposals for inclusion in Summit’s proxy statement in connection with next year’s annual meeting (expected to be held in June 2006) must submit their proposals so that they are received by the Company’s corporate Secretary at Summit’s principal executive offices no later than the close of business on January 20, 2006. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the next year’s annual meeting, (including director nominations or other proposals) the proposal must be submitted to the Company’s corporate Secretary at Summit’s principal executive offices no earlier than November 21, 2005 and no later than the close of business on January 20, 2006. SEC rules permit Summit’s management to vote proxies in its discretion on any such proposals if (a) Summit’s management receives notice of the proposal before the close of business on January 20, 2006 and advises shareholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) Summit does not receive notice of the proposal prior to the close of business on January 20, 2006. Even if a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In submitting proposals, shareholders must comply with Summit’s advance notice provisions contained in its bylaws (including without limitation, the timing and information requirements contained in the bylaws), as well as and the rules promulgated by the SEC relating to shareholder proposals. The Company will provide a copy of the advance notice provisions from its bylaws without charge upon written request. Shareholder proposals and requests for copies of the advance notice provisions should be addressed to Secretary, Summit Financial Services Group, Inc., 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.

ANNUAL REPORT

SUMMIT WILL PROVIDE TO THE RECIPIENTS OF THIS DOCUMENT, UPON WRITTEN REQUEST AND WITHOUT CHARGE, ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004. Written requests for the Annual Report should be addressed to: Investor Relations Department, Summit Financial Services Group, Inc., 980 North Federal Highway, Suite 310, Boca Raton, Florida 33432.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matter properly comes before the meeting, or postponement or adjournment thereof, requiring a vote of the shareholders, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with the recommendations of management, unless such authority has been withheld.

Kindly date, sign and return the enclosed proxy card.

By Order of the Board of Directors

/s/ Marshall T. Leeds
Marshall T. Leeds, Chairman,
Chief Executive Officer and President

Date: May 20, 2005

EXHIBIT A

SUMMIT FINANCIAL SERVICES GROUP, INC.

(the “Company”)

AUDIT COMMITTEE CHARTER

ARTICLE I

PURPOSE

The purpose of Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of:

(a)	The integrity of the Company’s financial statements;

(b)	The Company’s compliance with legal and regulatory requirements;

(c)	The independent auditor’s qualifications and independence; and

(d)	The performance of the Company’s [internal audit function and] independent auditors.

3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In fulfilling its obligations, the Committee shall maintain free and open communications between the committee and the Company’s independent auditors, internal accounting staff, and management.

ARTICLE II

COMPOSITION

Appointment and Removal

The membership of the Committee shall consist of a minimum of two directors. Unless a chairperson of the Committee is elected by the full Board of Directors, the members of the Committee shall appoint a chairperson by majority vote of all members of the Committee. Each member shall serve until such member’s successor is duly elected or qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement). At least one member must either have (a) past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, or (b) be an “audit committee financial expert” as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Each member will be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. No member of the Committee shall be an affiliate of the Company or any of its subsidiaries nor shall any member of the Committee have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. In evaluating a member’s independence, the rules of the NASDAQ Stock Market and applicable laws and regulations will be followed.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

•	the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders,

•	the Company complies with all other requirements of the rules and regulations of the NASDAQ Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time,

•	no such person may serve as the Chairman of the Committee, and

•	no such person may serve on the Committee for more than two years.

Compensation

No member of the Committee shall receive, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

ARTICLE III

MEETINGS AND OTHER OPERATIONAL MATTERS

Meetings

The Committee shall meet regularly at least four (4) times per year and otherwise as circumstances dictate. Regular meetings of the Committee may be held without notice at such times and at such places as shall from time to time be determined by the chairperson of the Committee, or the Company’s Board of Directors. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Company’s executive officers, or the Company’s internal or independent auditors, in each case on at least twenty-four hours notice. All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may request any director, officer or employee of the Company, the Company’s outside counsel, the Company’s independent auditors, or such other persons as it deems appropriate, to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Quorum

A majority of the Committee members shall constitute a quorum for the transaction of the committee’s business. Unless otherwise required by applicable law, the Company’s Articles of Incorporation or bylaws, or the Board of Directors, the Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present.

Actions By Written Consent

The Committee may also take action by a written instrument signed by all of the members of the Committee. Members of the Committee may participate in committee proceedings by means of conference telephone or similar communications equipment so long as all persons participating in the proceedings can hear the others, and such participation shall constitute presence in person at such proceedings.

Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

ARTICLE IV

RESPONSIBILITIES AND PROCESSES

The Committee’s primary role is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. The functions set forth below shall be the principal activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company’s internal audit group, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.

Independent Auditors

1.	Appoint and replace the independent auditor and pre-approve the engagement fees and other terms on which the independent auditor is engaged.

2.	Retain and terminate any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services and have the sole authority to pre-approve all engagement fees and terms with such public accounting firm.

3.	Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

4.	Provide oversight of the independent auditor and resolve any disagreements between management and the independent auditor about financial reporting.

5.	Establish and oversee a policy designating audit services and permissible non-audit services that the independent auditor may perform for the Company and providing for pre-approval of those services by the Committee, subject to the deminimis exceptions permitted under applicable rules. The Committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that any such approvals are presented to the Committee at its next scheduled meeting.

6.	Ensure that the independent auditors prepare and deliver an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditor.

7.	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner.

Financial Reporting Process

8.	Review with management and the internal and independent auditors the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.

9.	Consider and review with management and the internal and independent auditors: (a) management’s annual assessment of the effectiveness of its internal controls over the Company’s financial reporting process as of the end of the most recent fiscal year and the independent auditor’s attestation and report about the Company’s assessment (effective beginning fiscal year 2005); and (b) any related significant findings and recommendations of the independent auditors and internal auditors together with management’s responses thereto.

10.	Inquire of the Company’s chief executive officer and chief financial officer as to (a) whether any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting exist that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; or (b) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

11.	Consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent auditor required by or referred to in SAS No. 61 (Required Audit Firm Communications with Committee), as it may be modified or supplemented from time to time, or other professional standards.

12.	Obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used by the Company in the preparation of its financial statements, all alternative accounting treatments under generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and any material written communications between the independent auditor and management, including but not limited to any management letters and responses thereto or schedule of adjusted differences.

13.	If requested by the independent auditors or management, prior to the filing of the Company’s quarterly reports, the Committee (as a whole or acting through the Committee chair) shall: (a) review the interim financial statements with management and the independent auditor; and (b) discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting principles, including Statement of Auditing Standards No. 71 (interim financial statement “reviews”), as such may be amended or supplemented from time to time.

14.	In connection with each periodic report of the Company, review: (a) management’s disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act; (b) the contents of the CEO and the CFO certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.

15.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

16.	Consider and review with management and the independent auditor (a) significant findings during the year and management’s responses thereto; (b) any difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities.

Legal Compliance/General

17.	Review and discuss any reports concerning material violations submitted to the Committee by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules or otherwise.

18.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. Inquire of management and the internal auditors and the independent auditor about significant financial risks or exposures and the steps management has taken to monitor and control or minimize such risks.

19.	Set hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

20.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

Reports

22.	Provide a report in the annual proxy statement that includes the Committee’s review and discussion of matters with management and the independent auditor as required under applicable proxy rules.

23.	Report regularly to the full Board of Directors. In this regard, the Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

24.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

25.	The Committee shall review all proposed transactions between the Company and any of its executive officers and directors.

26.	Review and reassess the adequacy of this Charter annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices and recommend any proposed changes to the Board.

Limitation of Audit Committee’s Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditor is responsible for auditing the financial statements and for reviewing the Company’s unaudited interim financial statements. The activities of the Committee are in no way designed to supersede or alter these traditional responsibilities. It is also the job of the Chief Executive Officers and Senior Management, rather than that of the Committee, to assess and manage the Company’s exposure to risk. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

ARTICLE V

MISCELLANEOUS

The Committee may perform any other activities consistent with this charter, the Company’s Articles of Incorporation and Bylaws or governing law, as the Committee or the Board deems necessary or appropriate.

As Approved by the Audit Committee of the Board of Directors of Summit Financial Services Group, Inc.

March 25, 2004.

EXHIBIT B

SUMMIT FINANCIAL SERVICES GROUP, INC.

2000 INCENTIVE COMPENSATION PLAN

(as amended)

SUMMIT FINANCIAL SERVICES GROUP, INC.

2000 INCENTIVE COMPENSATION PLAN

(i)

SUMMIT FINANCIAL SERVICES GROUP, INC.

2000 Incentive Compensation Plan

1. Purpose. The purpose of this 2000 Incentive Compensation Plan (the “Plan”) is to assist SUMMIT FINANCIAL SERVICES GROUP, INC. (as successor to Summit Brokerage Services, Inc.)., a Florida corporation (the “Company”) and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” means Change in Control as defined with related terms in Section 9 of the Plan.

(g) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two directors, and each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(j) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(l) “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(m) “Director” means a member of the Board.

(n) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(p) “Effective Date” means the effective date of the Plan, which shall be July 21, 2000.

(q) “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(t) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u) “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(w) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(x) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(y) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(z) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(aa) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(bb) “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

(cc) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(dd) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(ee) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act

(ff) “Stock” means the Company’s Common Stock, par value $.0001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(gg) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(hh) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) twelve million (12,000,000) plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed twelve million (12,000,000) shares.

(b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than Two Hundred Thousand (200,000) shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In addition, the Option may, but need not include, a provision whereby the Participant may elect at any time while an Eligible Employee to exercise the Option as to any part or all of the Stock subject to the Option prior to the full vesting of the Option; provided that any unvested shares of Stock so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the lesser of (x) the original repurchase price or (y) the Fair Market Value of the shares of Stock on the date of such repurchase, or to any other restrictions the Committee determines to be appropriate.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock

Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SAR’s to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

(ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants and/or permit Participants to purchase Restricted Stock on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the Plan and any agreement relating to the Restricted Stock, a Participant who is granted or has purchased Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board at the time of the Award or purchase, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted and/or purchased under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant or purchase of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant’s Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

(g) Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

(h) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock that have been held for at least 6 months, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the

Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital;

(11) return on investment; (12) operating earnings; (13) working capital or inventory; and (14) ratio of debt to shareholders’ equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performance-based compensation under Code Section 162(m).

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control.

(a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b), the following provisions shall apply:

(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii) Limited SARs (and other SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

(iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

(b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

(i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned);

(ii) Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

(c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

SUMMIT FINANCIAL SERVICES GROUP, INC.

Annual Meeting of Shareholders, June 22, 2005

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Summit Financial Services Group, Inc. (the “Company”) hereby appoints Marshall T. Leeds and Steven C. Jacobs, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments or postponements thereof, to be held at the Renaissance Boca Raton Hotel, 2000 NW 19th Street, Boca Raton, Florida, on Wednesday, June 22, 2005, at 11:00 a.m. Eastern Time, in accordance with the following instructions:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

(DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED)

SUMMIT FINANCIAL SERVICES GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

JUNE 22, 2005

1. ELECTION OF DIRECTORS:
1. Paul D. DeStefanis	2. William L. Harvey	3. Marshall T. Leeds	4. Sanford B. Cohen	5. Steven C. Jacobs
☐ FOR all nominees listed above (except as specified below)			☐ WITHHOLD AUTHORITY to vote for all nominees listed above
	(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) in the box provided to the right.)		☐

2.	To approve the increase of the number of shares of common stock reserved for issuance under the 2000 Incentive Compensation Plan from 7,000,000 shares to 12,000,000 shares:

☐ FOR ☐ AGAINST ☐ ABSTAIN
Check appropriate box and indicate changes below: ☐ Address Change? ☐ Name Change?

SIGNATURE(S) IN BOX: (Please sign exactly as your name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:

Number of Shares: